23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Regestration Statement (Form S-8) and related Prospectus of BOK Financial Corporation for the registration of 1,800,000 shares of its common stock pursuant to the BOKF 2000 Stock Option Plan of our report dated January 26, 1999, with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP




Tulsa, Oklahoma
December 30, 1999